EXHIBIT 3
     Amendment No. 1, dated as of September 16, 2004 (the “Amendment”), to the Bond Purchase Agreement, dated as of July 20, 2004 (the “Purchase Agreement”), by and among Thomson S.A., a French Company (the “Company”) and the purchasers named in Exhibit A thereto (each, a “Purchaser” and collectively, the “Purchasers”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.
     WHEREAS, pursuant to, and upon the terms of, the Purchase Agreement, each Purchaser agreed to purchase from the Company the aggregate Par Value of Bonds as is set forth opposite each Purchaser’s name on Exhibit A to the Purchase Agreement, and to assume certain liabilities, as more fully described in the Purchase Agreement;
     WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement as set forth below;
     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements of the parties hereto contained in the Purchase Agreement, the parties hereto hereby agree as follows:
SECTION 1. Amendment.
The definition of “Silver Lake” in Section 1 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Silver Lake” means, collectively, Silver Lake Partners, L.P. and Silver Lake Partners II, L.P., as and when such entities are the managing members of SLP I TSA, L.L.C. and SLP II TSA, L.L.C., respectively, or otherwise, collectively, Silver Lake Partners TSA, L.P. and Silver Lake Partners II TSA, L.P.
SECTION 2. General.
      (a) This Amendment shall be construed under and governed by the laws of France.
      (b) This Amendment may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.
      (c) This Amendment and the Purchase Agreement, along with the Schedules and Exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (d) The Purchase Agreement, as hereby amended, is hereby ratified and confirmed in all respects. Any reference in any other document to the Purchase Agreement shall be deemed to refer to the Purchase Agreement, as modified by this Amendment. The execution, delivery and effectiveness of this Amendment shall not constitute a modification, acceptance or waiver of any provision of the Purchase Agreement other than as expressed herein.
      (e)The headings contained in this Amendment are for reference only and shall not affect in any way the meaning or interpretation of this Amendment.
      (f) Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Amendment.
      (g) This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY: THOMSON S.A.
By:	/s/ Frank Dangeard
	Name:	Frank Dangeard
	Title:	Chairman and CEO

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

PURCHASERS: SLP I TSA, L.L.C. By SILVER LAKE PARTNERS, L.P., its Managing Member By SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C., its General Partner
By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Member

SLP II TSA, L.L.C. By SILVER LAKE PARTNERS II, L.P., its Managing Member By SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C., its General Partner
By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Member

SLP AFL TSA, L.L.C. By SILVER LAKE TECHNOLOGY INVESTORS II, L.L.C., its Managing Member By SILVER LAKE MANAGEMENT COMPANY, L.L.C., its Manager
By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Member